Exhibit 99.1

VirTra Appoints CEO John Givens as Chairman

Bob Ferris Transitions from Executive Chairman of the Board to the Advisory Board

CHANDLER, Ariz. — July 09, 2024 — VirTra, Inc. (Nasdaq: VTSI) (“VirTra” or the “Company”), a global provider of judgmental use of force training simulators and firearms training simulators for the law enforcement and military markets, today announced that Bob Ferris will step down from his position as Executive Chairman and will depart as a director. The Board is pleased to appoint CEO John Givens as the new Chairman of the Board. Both changes are effective July 12, 2024. Bob Ferris will continue to support VirTra as a member of its Advisory Board.

Additionally, the Company is actively identifying new independent directors to further strengthen the Board and support VirTra’s continued success.

“We are deeply grateful to Bob for his visionary leadership and the foundational role he played in establishing VirTra as a leader in virtual training,” said Givens. “Bob is widely acknowledged as a pioneer in the simulation industry, with his innovative approach dating back to the 1990s. His technological expertise has resulted in highly effective, differentiated training systems that elevate law enforcement and military training worldwide, earning him a revered spot in The National Center for Simulation Hall of Fame. Under his guidance, VirTra developed groundbreaking technologies such as the world’s first 5-screen, 300-degree training simulator, Threat-Fire® return fire, patented recoil kits, V-Author®, V3™ volumetric capture studio, and a host of other ‘world’s firsts’. These innovations have made VirTra a leader in training solutions, supporting agencies across more than 40 countries. We look forward to building on Bob’s legacy and his continued support on VirTra’s Advisory Board.”

Ferris commented, “Building VirTra from the ground up has been a deeply humbling journey. The success of VirTra is owed to overflowing blessings from God, our exceptional and dedicated team, an unmatched focus on delivering uniquely effective products to our customers, and support from our loyal shareholders. I will always cherish the memories of all that we accomplished together—the lives saved and tragedies avoided—because we were bold enough to believe we could push the world’s simulation training standards to far greater levels than ever achieved before. With the highest confidence, I pass on VirTra’s future to John and the leadership team to continue saving lives through better training for military and law enforcement personnel, while generating exceptional rewards for our shareholders.

I want to express my heartfelt thanks to every member of our team, past and present, whose hard work has been the cornerstone of our success. I look forward to seeing VirTra achieve even greater heights under John’s capable leadership.”

Givens has served as sole CEO of VirTra since August 2023, after serving as co-CEO alongside Ferris starting in May 2022. Givens has been a member of VirTra’s Board of Directors since November 2020. Previously, Givens helped to start, grow and sell a company in the military simulation market for $200 million. Under his leadership, VirTra has achieved significant milestones, including the consolidation of production into a state-of-the-art facility to streamline operations and boost production efficiency; progress in capturing military end-market opportunities; and the introduction of the V-XR™ headset-based training platform. His appointment as Chairman marks a natural progression in the Company’s evolution, aligning leadership roles with the strategic objectives aimed at driving long-term growth.

About VirTra, Inc.

VirTra (Nasdaq: VTSI) is a global provider of judgmental use of force training simulators and firearms training simulators for the law enforcement, military, educational and commercial markets. The company’s patented technologies, software, and scenarios provide intense training for de-escalation, judgmental use-of-force, marksmanship, and related training that mimics real-world situations. VirTra’s mission is to save and improve lives worldwide through practical and highly effective virtual reality and simulator technology. Learn more about the company at www.VirTra.com.

Forward-Looking Statements

The information in this discussion contains forward-looking statements and information within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are subject to the “safe harbor” created by those sections. The words “anticipates,” “believes,” “estimates,” “expects,” “intends,” “may,” “plans,” “projects,” “will,” “should,” “could,” “predicts,” “potential,” “continue,” “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements that we make. The forward-looking statements are applicable only as of the date on which they are made, and we do not assume any obligation to update any forward-looking statements. All forward-looking statements in this document are made based on our current expectations, forecasts, estimates and assumptions, and involve risks, uncertainties and other factors that could cause results or events to differ materially from those expressed in the forward-looking statements. In evaluating these statements, you should specifically consider various factors, uncertainties and risks that could affect our future results or operations. These factors, uncertainties and risks may cause our actual results to differ materially from any forward-looking statement set forth in the reports we file with or furnish to the Securities and Exchange Commission (the “SEC”). You should carefully consider these risks and uncertainties described and other information contained in the reports we file with or furnish to the SEC before making any investment decision with respect to our securities. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by this cautionary statement.

Investor Relations Contact:

Matt Glover and Alec Wilson

Gateway Group, Inc.

VTSI@gateway-grp.com

949-574-3860

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